Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Helios Technologies Expands Financial Capacity with Oversubscribed $150 Million Term Loan

SARASOTA, FL, May 17, 2023 — Helios Technologies, Inc. (NYSE: HLIO) (“Helios” or the “Company”), a global leader in highly engineered motion control and electronic controls technology for diverse end markets, announced an additional term loan of $150 million from the company’s existing Accordion facility.

“The new term loan augments our capacity and provides us with financial flexibility as we continue to execute our growth strategy. We are pleased that this expansion uses the pricing from our existing credit agreement, especially given the challenging capital markets backdrop, and it demonstrates the strength of our company, our business model, and our institutional relationships,” said Josef Matosevic, the Company’s President and Chief Executive Officer.

“We appreciate our bank syndicates’ continued strong support for our company’s strategy and this strong refinancing effort,” he continued. “The new $150 million term loan is leverage neutral and enables us to increase the availability under our existing revolver to approximately $200 million.”

The Company’s $200 million and $150 million Term Loans, $400 million Revolver, and $300 million undrawn Accordion facility are led by PNC Capital Markets LLC.

About Helios Technologies

Helios Technologies is a global leader in highly engineered motion control and electronic controls technology for diverse end markets, including construction, material handling, agriculture, energy, recreational vehicles, marine and health and wellness. Helios sells its products to customers in over 90 countries around the world. Its strategy for growth is to be the leading provider in niche markets, with premier products and solutions through innovative product development and acquisition. The Company has paid a cash dividend to its shareholders every quarter since becoming a public company in 1997. For more information please visit: www.heliostechnologies.com and follow us on LinkedIn.

FORWARD-LOOKING INFORMATION

This news release contains “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward‐looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding current expectations, estimates, forecasts, projections, our beliefs, and assumptions made by Helios Technologies, Inc. (“Helios” or the “Company”), its directors or its officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products and make acquisitions; (ii) the effectiveness of creating the Centers of Excellence; (iii) the Company’s financing plans; (iv) trends affecting the Company’s financial condition or results of operations; (v) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (vi) the declaration and payment of dividends; and (vii) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. In addition, we may make other written or oral statements, which constitute forward-looking statements, from time to time. Words such as “may,” “expects,” “projects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our future plans, objectives or goals also are forward-looking statements. These statements are not guaranteeing future performance and are subject to a number of risks and uncertainties. Our actual results may differ materially from what is expressed or forecasted in such forward-looking statements, and undue reliance should not be placed on such statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Helios Technologies | 7456 16th St East | Sarasota, FL 34243 | 941-362-1200

Helios Technologies Expands Financial Capacity with Oversubscribed $150 Million Term Loan

May 17, 2023	Page 2 of 2

Factorsthat could cause the actual results to differ materially from what is expressed or forecasted in such forward‐looking statements include, but are not limited to, (i) supply chain disruption and the potential inability to procure goods; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) inflation (including hyperinflation) or recession; (iv) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (v) risks related to health epidemics, pandemics and similar outbreaks, including, without limitation, the current COVID-19 pandemic, particularly in China, which may among other things, adversely affect our supply chain, material costs, and work force and may have material adverse effects on our business, financial position, results of operations and/or cash flows; (vi) risks related to our international operations, including the potential impact of the ongoing conflict between Russia and Ukraine; and (vii) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; (viii) our failure to realize the benefits expected from acquisitions, our failure to promptly and effectively integrate acquisitions and the ability of Helios to retain and hire key personnel, and maintain relationships with suppliers. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading Item 1. “Business” and Item 1A. “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on February 28, 2023.

For more information, contact:
Tania Almond
Vice President, Investor Relations and Corporate Communication
(941) 362-1333
tania.almond@HLIO.com

Deborah Pawlowski
Kei Advisors LLC
(716) 843-3908
dpawlowski@keiadvisors.com